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                                                                    EXHIBIT 3.11

                                     BY-LAWS

                                       OF

                            HELM CAPITAL GROUP, INC.

                    (ORIGINALLY ADOPTED ON DECEMBER 23, 1980;
                            RESTATED ON MAY 12, 1998)

1.  MEETINGS OF STOCKHOLDERS.

         1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held on the third thursday of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the Board of Directors (the "Board").

        1.2 SPECIAL MEETINGS. Special Meetings of the stockholders may be called by resolution of the Board or by the president or vice president and shall be called by the president or secretary upon written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office. Only business related to the purposes set forth in this notice of the meeting may be transacted at a special meeting.

        1.3 PLACE AND TIME OF MEETING. Stockholders may be held in or outside Delaware at the place and time specified by the Board or officers or stockholders requesting the meeting.

        1.4 NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need by given except when required under
Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the

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meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

        1.5 QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken if it could have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that if adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

        1.6 VOTING; PROXIES. Each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law. Directors shall be elected in the manner provided in Section
2.1 of these by-laws. Voting need not be by ballot unless ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot. Each stockholder entitled to vote at any meeting of stockholders may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney in fact. No proxy shall be valid after three years from its date unless it otherwise provides.

        1.7 LIST OF STOCKHOLDERS. Not less than 10 days prior to the date of any meeting of stockholders, if there is more than one stockholder, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

        1.8 ACTION BY CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of


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the taking of any such action shall be given to those stockholders who did not consent in writing.

        1.9 RECORD DATE FOR CONSENT WITHOUT A MEETING. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten
(10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within such ten (10) day period, when no prior action by the Board is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the close of business on the date on which the Board adopts the resolution taking such prior action.

        1.10 ADVANCE NOTICE OF STOCKHOLDER NOMINEES. Only persons nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section
1.10. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation no less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation's capital stock which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for


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election of directors, or is otherwise required, in each case pursuant to
Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation's capital stock which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        1.11 ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have give timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation no less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.11. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting and in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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2.   BOARD OF DIRECTORS.

        2.1 NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS. The business of the corporation shall be managed by the Board, which shall consist of not less than three and not more than nine directors. The number of directors may be changed by resolution of a majority of the Board, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of
Section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors that the corporation would have if there were no vacancies on the Board.

        2.2 QUORUM AND MANNER OF ACTING. A majority of the directors present, but not less than two, shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws, In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

        2.3 PLACE OF MEETINGS. Meetings of the Board may be held in or outside Delaware.

        2.4 ANNUAL AND REGULAR MEETINGS. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either
(a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

        2.5 SPECIAL MEETINGS. Special meetings of the Board may be called by the president or by any one of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

        2.6 NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, of by delivering, telephoning or faxing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any


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business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

        2.7 BOARD OR COMMITTEE ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.

        2.8 PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE TELEPHONE. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

        2.9 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time only for cause by vote of the stockholders.

        2.10 VACANCIES. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

        2.11 COMPENSATION. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

3. COMMITTEES.

        3.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.


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        3.2 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

        3.3 RULES APPLICABLE TO COMMITTEES. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.



4. OFFICERS.

         4.1 NUMBER; SECURITY. The executive officers of the corporation shall be the president, one or more vice presidents (including an executive vice president, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         4.2 ELECTION; TERM OF OFFICE. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

         4.3 SUBORDINATE OFFICERS. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

         4. 4 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by delivering his resignation in writing to the president or secretary, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board, either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee which appointed him or by the president.


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         4.5 VACANCIES. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

         4.6 THE PRESIDENT. The president shall be the chief executive officer and shall report to the Board. Subject to the control of the Board, the president shall have general supervision over the business of the corporation and shall have such other powers and duties as officers of corporations usually have or as the Board assigns to them.

         4.7 VICE PRESIDENT. Each vice president shall have such powers and duties as the Board or the president assigns to him.


         4.8 THE TREASURER. The treasurer shall report to the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board, the president or chief financial officer assigns to him.

         4.9 THE SECRETARY. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board, the chairman of the board and the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

         4.10 SALARIES. The Board may fix the officers' salaries, if any, or it may authorize the president to fix the salary of any other officer.

5.  SHARES.

        5.1 CERTIFICATES. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president, and by the secretary or an assistant secretary or treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

        5.2 TRANSFERS. Shares shall be transferable only on the corporation's books, upon the surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

        5.3 DETERMINATION OF STOCKHOLDERS OF RECORD. The Board may fix in advance a date as the record date for determination of stockholders entitled to notice of or to


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vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.  INDEMNIFICATION.

        The corporation shall indemnify each person who is or was an officer or director of the corporation to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time.

7.  MISCELLANEOUS.

        7.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

        7.2 FISCAL YEAR. The Board may determine the corporation's fiscal year. Until changed by the Board, the corporation's fiscal year shall begin January 1 and end December 31.

        7.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations that are held by the corporation may be represented and voted by the president or a vice president of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

        7.4 AMENDMENTS. By-laws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the stockholders.


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